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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
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Tyco International Ltd. Second Floor 90 Pitts Bay Road Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January 23, 2007

Dear Shareholder:

        You are cordially invited to attend a Special General Meeting of Shareholders of Tyco International Ltd., which will be held on March 8, 2007, at 10:30 a.m., Atlantic Time, following the 2007 Annual General Meeting at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda. Details of the business to be presented at the meeting can be found in the accompanying Notice of Special General Meeting and Proxy Statement. The materials include the notice of the Special General Meeting, which follows the company's Annual General Meeting, and the proxy statement. You will be asked to vote on a proposal to approve, and authorise the Board of Directors to effect, a reverse stock split of Tyco International's common shares, at a split ratio of 1 for 4 and to approve a consequential amendment to the Company's Amended and Restated Bye-Laws. This proxy statement also provides certain additional information you should be aware of when you vote your shares. Your Board of Directors recommends that you vote in favor of this proposal.

        We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

Yours sincerely,

Edward D. Breen Chairman and Chief Executive Officer

Tyco International Ltd.
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

2007 Proxy Statement

TYCO INTERNATIONAL LTD.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 8, 2007

        NOTICE IS HEREBY GIVEN that a Special General Meeting of Shareholders of Tyco International Ltd. will be held on March 8, 2007, at 10:30 a.m., Atlantic Time, following the 2007 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Hamilton, Bermuda for the following purposes:

1.
(a)    To approve, and authorise the Board of Directors to effect a reverse stock split of the Company's common shares at a split ratio of 1 for 4; and

(b)
To approve a consequential amendment to the Company's Amended and Restated Bye-Laws by the deletion in bye-law 1 of the words "4,000,000,000 common shares, par value U.S. $0.20 per share" and the substitution therefore of the words "1,000,000,000 common shares, par value U.S. $0.80 per share"; and

2.
To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

        This Notice of Special General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January 23, 2007 to each holder of record of Tyco common shares at the close of business on January 12, 2007. Only holders of record of Tyco common shares on January 12, 2007 are entitled to notice of, and to attend and vote at, the Special General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your common shares are represented at the meeting. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

By Order of the Board of Directors,
William B. Lytton Executive Vice President and General Counsel

January 23, 2007

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

2007 Proxy Statement

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE SPECIAL GENERAL MEETING

Questions and Answers about Voting Your Common Shares

Why did I receive this Proxy Statement?	Tyco has sent this Notice of Special General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because Tyco's Board of Directors is soliciting your proxy to vote at the Special General Meeting on March 8, 2007. This Proxy Statement contains information about the item being voted on at the Special General Meeting.

Tyco has sent this proxy to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 12, 2007, the record date for the Special General Meeting. Any Tyco shareholder as of the record date who does not receive a copy of this Notice of Special General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Special General Meeting or by contacting Tyco at (441) 298-9732.

Tyco has requested that banks, brokerage firms and other nominees who hold Tyco common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 12, 2007 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in Tyco common shares through participation in the company share funds of the Tyco retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Special General Meeting. They may, however, instruct the trustees of these plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.
Who is entitled to vote?
Each holder of record of Tyco common shares on January 12, 2007, the record date for the Special General Meeting, is entitled to attend and vote at the Special General Meeting. A poll will be taken on each proposal to be put to the Special General Meeting.

2007 Proxy Statement            1

How many votes do I have?
Every holder of a common share on the record date will be entitled to one vote per share on each matter presented at the Special General Meeting. On January 12, 2007, there were 1,976,168,492 common shares outstanding and entitled to vote at the Special General Meeting.
What proposals are being presented at the Special General Meeting?	Tyco intends to present one proposal for shareholder consideration and voting at the Special General Meeting. This proposal is:
•
To approve, and authorise the Board of Directors to effect a reverse stock split of our common share of par value U.S. $0.20, whereby each outstanding common share of par value U.S. $0.20 would be consolidated and subdivided into one (1) common share of par value $0.80.

Other than matters incident to the conduct of the Special General Meeting, Tyco does not know of any business or proposals to be considered at the Special General Meeting other than that set forth in this Proxy Statement. If any other business is proposed and properly presented at the Special General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Special General Meeting?
All shareholders are invited to attend both the Annual General Meeting and the Special General Meeting. For admission to the Special General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco common shares. Registration will begin at 8:00 a.m. Atlantic Time and the Special General Meeting will begin at 10:30 a.m. following the Annual General Meeting.
How do I vote?	You can vote in the following ways:
•
By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can vote by following the instructions on your voting instruction card.

2            2007 Proxy Statement

•
At the Special General Meeting: If you are planning to attend the Special General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Special General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.
Even if you plan to be present at the Special General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your common shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your common shares will be voted "FOR" the reverse stock split and, with respect to any other matter which may properly come before the Special General Meeting, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote in one of three ways at any time before it is exercised:
• Notify our Secretary in writing before the Special General Meeting that you are revoking your proxy;
• Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.
What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares.
What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the common shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the common shares represented and voting at the Special General Meeting is required for the approval of the reverse stock split. Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Special General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.

2007 Proxy Statement            3

How will voting on any other business be conducted?
Other than matters incident to the conduct of the Special General Meeting, we do not know of any business or proposals to be considered at the Special General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Special General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Returning Your Proxy Card

        Tyco shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 7, 2007 by hand or mail at:	by 7:00 a.m. on March 8, 2007 by mail at:
Tyco International Ltd. Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda	Tyco International Ltd. c/o Mellon Investor Services P.O. Box 3510 South Hackensack, NJ 07606-9247 United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 7, 2007 by hand or mail at:	by 5:00 p.m. on March 7, 2007 by hand or mail at:
Tyco International Ltd. c/o Tyco Holdings (UK) Limited Law Department 7th Floor Broadgate West 9 Appold Street London EC2A 2AP United Kingdom	Tyco International Ltd. c/o Tyco International Pty. Limited Unit 38, 38 South Street, Rydalmere NSW 2116 Australia

        If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

4            2007 Proxy Statement

PROPOSAL NUMBER ONE—APPROVE, AND AUTHORISE THE BOARD OF DIRECTORS TO EFFECT, A REVERSE STOCK SPLIT

Unless otherwise indicated or the context requires, all share numbers, share prices and per share amounts in this proxy statement do not give effect to the reverse stock split

General

        The Company is requesting shareholder approval to authorise the Board of Directors, in its discretion, to effect a 1 for 4 reverse stock split. Shareholder approval of this proposal gives the Board of Directors, in its sole discretion, the ability to implement the reverse stock split at any time prior to September 28, 2007.

        In addition, notwithstanding approval of this proposal by the shareholders, the Board of Directors may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by shareholders.

        As of September 29, 2006, the Company had 2,097,103,160 common shares issued and outstanding. Based on the number of our common shares currently issued and outstanding, immediately following the completion of the reverse stock split, we would have approximately 524,275,790 common shares issued and outstanding. The last sale price of our common shares on the New York Stock Exchange on that date was $27.99 and over the past 52 weeks our share price has ranged from $24.65 to $31.28. The Board of Directors believes that it is in the best interests of Tyco and our shareholders to reduce the number of issued and outstanding shares through a reverse stock split executed in connection with the Company's previously announced plan to separate into three public companies.

        The Board of Directors intends to implement a reverse stock split only if and when it believes that it would optimize the long-term value of our common shares and would have the least impact on their short-term value. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by shareholders and the Board of Directors determines to implement the reverse stock split, Tyco would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split. If the Board of Directors does not implement the reverse stock split prior to June 1, 2007, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our shareholders.

Certain Risks Associated with the Reverse Stock Split

        There can be no assurance that the market price of Tyco common shares after the reverse stock split will increase in proportion to the reduction in the number of Tyco common shares issued and outstanding before the reverse stock split. For example, based on the closing price on the New York Stock Exchange of Tyco common shares on September 29, 2006 of $27.99 per share, if the Board of Directors decided to implement the reverse stock split, there can be no assurance that the post-split market price of Tyco common shares would be at least $111.96 per share. Accordingly, the total market capitalization of Tyco common shares after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split. In the future, the market price of Tyco common shares following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

        The Board of Directors considered all of the foregoing factors, and determined that the reverse stock split is in the best interest of the Company and its shareholders. As noted above, even if shareholders approve the reverse stock split, the Board of Directors reserves the right not to effect the reverse stock split if the board does not deem it to be in the best interests of the Company or in the best interests of its shareholders.

2007 Proxy Statement            5

Impact of the Proposed Reverse Stock Split If Implemented

        The reverse stock split would affect all of Tyco's shareholders uniformly and will not affect any shareholder's percentage ownership interests in Tyco, except to the extent that the reverse stock split would otherwise result in any of Tyco's shareholders owning a fractional share.

        As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareholders to the extent there are presently shareholders who would otherwise receive less than one Tyco common share after the reverse stock split. In addition, the reverse stock split will not affect any shareholder's percentage ownership or proportionate voting power (subject to the treatment of fractional shares). Furthermore, because the number of authorized Tyco common shares will be reduced, the reverse stock split will not increase the Board of Directors' ability to issue authorized and unissued shares without further shareholder action.

        The principal effects of the reverse stock split will be that:

  •
  the number of Tyco common shares issued and outstanding will be reduced from approximately 2,097,103,160 to approximately 524,275,790 shares;

  •
  based on the reverse stock split ratio, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase Tyco common shares, which will result in approximately the same aggregate amount being required to be paid for such options upon exercise immediately preceding the reverse stock split;

  •
  the number of shares reserved for issuance under the Employee Benefit Plans and Annual Stock Incentive Plans will be reduced proportionately based on the reverse stock split ratio;

  •
  the conversion price of Tyco's 3.125% Notes due 2023, Tyco International Ltd. Liquid Yield Option Notes due 2020 and Tyco International Group, S.A. Zero Coupon Convertible Debentures due 2021 (the "Notes") will be adjusted so that the holder of any Notes surrendered for conversion after the reverse stock split shall be entitled to receive the number of common shares which such holder would have been entitled to receive in the reverse stock split had such Notes been surrendered for conversion immediately prior to the reverse stock split; and

  •
  In addition, the reverse stock split will increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Effect on Fractional Shareholders

        Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional common shares. After completing the sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale. However, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid in the form of a check in accordance with the procedures outlined below. After the reverse stock split, you will have no further interest in Tyco with

6            2007 Proxy Statement

respect to your cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above.

        NOTE: If you do not hold sufficient Tyco shares to receive at least one share in the reverse stock split and you want to continue to hold Tyco common shares after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date:

  •
  purchase a sufficient number of Tyco common shares so that you hold at least an amount of Tyco common shares in your account prior to the reverse stock split that would entitle you to receive at least one Tyco common share on a post-reverse share split basis; or

  •
  if you have Tyco common shares in more than one account, consolidate your accounts so that you hold at least an amount of shares of Tyco common shares in one account prior to the reverse stock split that would entitle you to receive at least one Tyco common share on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in Tyco's share register records maintained by our transfer agent) and shares held in "street name" (that is, shares held by you through a bank, broker or other nominee), for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

        You should be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

Effect on Tyco Employees and Directors

        The number of shares reserved for issuance under Tyco's existing Plans will be reduced proportionately based on the reverse stock split ratio. In addition, the number of shares issuable upon the exercise of options and the exercise price for such options will be adjusted based on the reverse stock split ratio.

Effect on Registered and Beneficial Shareholders

        Upon a reverse stock split, we intend to treat shareholders holding Tyco common shares in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Tyco common shares in "street name." However, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-Entry" Shareholders

        Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have share certificates evidencing their ownership of Tyco common shares. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

  •
  If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest,

2007 Proxy Statement            7

    if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

  •
  If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment. This cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment.

Effect on Registered Certificated Shares

        Some registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. No new shares in book-entry form will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your statement reflecting the number of shares registered in your book-entry account, you may request a share certificate representing your ownership interest.

        If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Effect on Fractional Shareholders."

        SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Bye-Law Amendment and Authorized Shares

        The proposal seeks approval for a consequential amendment to the Company's Amended and Restated Bye-Laws. Presently, bye-law 1, in part, states:

  "The authorized share capital of the Company is $925,000,000 divided into 4,000,000,000 common shares, par value U.S. $0.20 per share (the "Common Shares") and 125,000,000 preference shares, par value U.S. $1.00 per share (the "Preference Shares")."

        If proposal number one is approved by the shareholders, and its authority exercised by the Board of Directors, bye-law 1 of the Company's Amended and Restated Bye-Laws will be amended, in part, to read as follows:

  "The authorized share capital of the Company is $925,000,000 divided into 1,000,000,000 common shares, par value U.S. $0.80 per share (the "Common Shares") and 31,250,000 preference shares, par value U.S. $4.00 per share (the "Preference Shares")."

        The reverse stock split would affect all issued and outstanding Tyco common shares and outstanding rights to acquire Tyco common shares. In connection with the reverse stock split, the number of authorized Tyco common shares will be reduced based on the reverse stock split ratio. As of September 29, we had 4 billion authorized common shares, approximately 2 billion of which were issued and outstanding, and 125 million authorized preference shares, none of which were issued and outstanding. After the reverse stock split, we will have 1 billion authorized common shares, approximately 500 million of which will be issued and outstanding, and 31.25 million authorized preference shares, none of which will be issued and outstanding.

8            2007 Proxy Statement

Procedure for Effecting Reverse Stock Split

        If the shareholders approve the proposal and the Board of Directors decides to implement the reverse stock split, the reverse stock split will become effective on such date as the Board of Directors shall determine in its discretion which is referred to as the "effective date." Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

        Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fractional post-reverse stock split share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder's holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split. In general, the receipt of cash instead of a fractional Tyco common share by a United States holder of Tyco common shares will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the holder's adjusted tax basis in the fractional shares as determined above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date.

        Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A 1 for 4 REVERSE STOCK SPLIT, AND THE AUTHORITY FOR THE BOARD OF DIRECTORS TO EFFECT SUCH STOCK SPLIT IN ITS DISCRETION, AND "FOR" THE CONSEQUENTIAL AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BYE-LAWS.

2007 Proxy Statement            9

OTHER MATTERS

Costs of Solicitation

        The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Special General Meeting for an approximate fee of $10,000. In addition to the use of the mails, certain directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Shareholder Proposals for the 2008 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of the Amended and Restated Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended for inclusion in the Proxy Statement for next year's annual general meeting of shareholders must be received by Tyco no later than September 24, 2007. Such proposals should be sent to Tyco's Secretary at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and the Amended and Restated Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December 7, 2007.

        The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Special General Meeting.

10            2007 Proxy Statement

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR PROPOSAL NUMBERS 1(a) AND (b) IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	/ /
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBERS 1(a) and (b).

1.	(a)	Approval of reverse stock split of the Company's common shares at a split ratio of 1 for 4.	FOR	AGAINST	ABSTAIN
			/ /	/ /	/ /
	(b)	Approval of consequential amendment to the Company's Amended & Restated Bye-Laws.	FOR	AGAINST	ABSTAIN
			/ /	/ /	/ /
Note:
1.	In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.
2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.
3.	Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature	Signature/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

Special General Meeting
of
Shareholders of
Tyco International Ltd.
March 8, 2007
10:30 A.M., Local Time

Fairmont Hamilton Princess Hotel
76 Pitts Bay Road
Pembroke HM08, Bermuda

TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Proxy Card for use at the Special General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 8, 2007 at 10:30 a.m., local time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda.

        The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen or Christopher J. Coughlin, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR proposal numbers 1(a) and (b) as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.(a)
Approval of reverse stock split of the Company's common shares at a split ratio of 1 for 4.

(b)
Approval of consequential amendment to the Company's Amended and Restated Bye-Laws.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda:    Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 5:00 p.m. on March 7, 2007.

In the United States:    Tyco International Ltd., c/o Mellon Investor Services, PO. Box 3510, South Hackensack, New Jersey 076069247, United States of America, by 8:00 a.m. on March 8, 2007.

In the United Kingdom:    Tyco International Ltd., c/o Tyco Holdings (UK) Limited, Law Department, 7th Floor, Broadgate West, 9 Appold Street, London EC2A 2AP United Kingdom, by 5:00 p.m. on March 7, 2007.

In Australia:    Tyco International Ltd., c/o Tyco International Pty. Limited, Unit 38, 38 South Street, Rydalmere NSW 2116, Australia, by 5:00 p.m. on March 7, 2007.

QuickLinks

TYCO INTERNATIONAL LTD.
NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 8, 2007
INFORMATION ABOUT THIS PROXY STATEMENT AND THE SPECIAL GENERAL MEETING
PROPOSAL NUMBER ONE—APPROVE, AND AUTHORISE THE BOARD OF DIRECTORS TO EFFECT, A REVERSE STOCK SPLIT
Unless otherwise indicated or the context requires, all share numbers, share prices and per share amounts in this proxy statement do not give effect to the reverse stock split
OTHER MATTERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBERS 1(a) and (b).
FOLD AND DETACH HERE
ADMISSION TICKET
Special General Meeting of Shareholders of Tyco International Ltd. March 8, 2007 10:30 A.M., Local Time
Fairmont Hamilton Princess Hotel 76 Pitts Bay Road Pembroke HM08, Bermuda
TYCO INTERNATIONAL LTD. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE